   As filed with the Securities and Exchange Commission on February 14, 2002
                                                 Registration Statement No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549-1004
                             ____________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                          PARKER-HANNIFIN CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                  Ohio                                          34-0451060
       (State or Other Jurisdiction of                       (I.R.S. Employer
        Incorporation or Organization)                    Identification Number)

                            6035 Parkland Boulevard
                          Cleveland, Ohio  44124-4141
                                (216) 896-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ____________________

                            Thomas A. Piraino, Jr.
                 Vice President, General Counsel and Secretary
                          Parker-Hannifin Corporation
                            6035 Parkland Boulevard
                          Cleveland, Ohio  44124-4141
                                (216) 896-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ____________________

                                  Copies To:
                            Patrick J. Leddy, Esq.
                          Jones, Day, Reavis & Pogue
                              901 Lakeside Avenue
                            Cleveland, Ohio  44114
                                (216) 586-3939
                             ____________________

     Approximate date of commencement of proposed sale to the public: From time to time after the this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                                 CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                            Proposed Maximum
     Title of Each Class of           Amount to be     Proposed Maximum    Aggregate Offering     Amount of Registration
  Securities to be Registered          Registered      Offering Price(1)        Price(2)                  Fee
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)(11)..........
Common Shares(5)(11)............            (3)               (3)                   (3)                     (3)
Serial Preferred Stock(6)(11)...
Depositary Shares(7)(11)........
Warrants(8)(11).................
Stock Purchase Contracts(9)(11).
Stock Purchase Units(10)(11)....
-----------------------------------------------------------------------------------------------------------------------------
     Total......................      $1,000,000,000         100%          $1,000,000,000(12)        $ --   (12)(13)
=============================================================================================================================

(1) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.
(4) Subject to note (12) below, there is being registered an indeterminate principal amount of debt securities.
(5) Subject to note (12) below, there is being registered an indeterminate number of common shares. Each common share registered hereunder includes an associated common share purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the common share purchase rights are not exercisable, are evidenced by certificates representing the common shares, and may be transferred only with the common shares. No separate consideration is payable for the common share purchase rights.
(6) Subject to note (12) below, there is being registered an indeterminate number of shares of serial preferred stock.
(7) Subject to note (12) below, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of serial preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(8) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, serial preferred stock or common shares.
(9) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase serial preferred stock, depositary shares, common shares or other securities.
(10) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, serial preferred stock, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.
(11) Subject to note (12) below, this registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, serial preferred stock, depositary shares or warrants registered hereunder and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, serial preferred stock, depositary shares or warrants.
(12) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the combined prospectus contained in this registration statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any serial preferred stock, common shares and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the issue price of any securities issued upon settlement of the stock purchase contracts or stock purchase units. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(13) Calculated pursuant to Rule 457(o) at the statutory rate of $92 per $1,000,000 of securities registered and, pursuant to Rule 457(p), minus the filing fee of $97,350 previously paid on March 13, 1998, in respect of $330,000,000 aggregate amount of unsold securities included in the prospectus herein from the registrant's Registration Statement on Form S-3 (No. 333-47955).

                               _________________

     Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus contained in this registration statement is a combined prospectus and relates to securities registered under this registration statement and $330,000,000 aggregate amount of securities registered and remaining unsold under the registrant's Registration Statement on Form S-3 (No. 333-47955) initially filed on March 13, 1998, and declared effective on March 23, 1998. Pursuant to Rule 429(b), this registration statement also constitutes Post-Effective Amendment No. 1 to that previous registration statement, which Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. If securities previously registered under that previous registration statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer of sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject To Completion, Dated February 14, 2002

PROSPECTUS

                                 [PARKER LOGO]

                                $1,000,000,000

                          PARKER-HANNIFIN CORPORATION

                                Debt Securities
                                 Common Shares
                            Serial Preferred Stock
                               Depositary Shares
                                   Warrants
                           Stock Purchase Contracts
                             Stock Purchase Units

     We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities, or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities. Our common shares are listed on the New York Stock Exchange under the symbol "PH." None of our other securities are listed on any national securities exchange.

                              ________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ________________

     The date of this prospectus is          , 2002.

                                                                   Page
ABOUT THIS PROSPECTUS.............................................   1
PARKER-HANNIFIN CORPORATION.......................................   1
DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS.......................   2
WHERE YOU CAN FIND MORE INFORMATION...............................   2
INFORMATION WE INCORPORATE BY REFERENCE...........................   2
USE OF PROCEEDS...................................................   3
RATIO OF EARNINGS TO FIXED CHARGES................................   4
DESCRIPTION OF DEBT SECURITIES....................................   4
DESCRIPTION OF CAPITAL STOCK......................................  18
DESCRIPTION OF DEPOSITARY SHARES..................................  24
DESCRIPTION OF WARRANTS...........................................  26
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS..  28
PLAN OF DISTRIBUTION..............................................  28
LEGAL MATTERS.....................................................  30
EXPERTS...........................................................  30

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1.0 billion or the equivalent amount denominated in foreign currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of the risks relating to the offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

     The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

     References in this prospectus to the terms "we," "us" or "Parker" or other similar terms mean Parker-Hannifin Corporation, unless we state otherwise or the context indicates otherwise.

                          PARKER-HANNIFIN CORPORATION

     Parker is a leading worldwide full-line manufacturer of motion control products, including fluid power systems, electromechanical controls and related components. Fluid power involves the transfer and control of power through the medium of liquid, gas or air, in hydraulic, pneumatic and vacuum applications. Fluid power systems move and position materials, control machines, vehicles and equipment and improve industrial efficiency and productivity. Components of a simple fluid power system include a pump or compressor which generates pressure, valves which control the fluid's flow, an actuator which translates the pressure in the fluid into mechanical energy, a filter to insure proper fluid condition and numerous hoses, couplings, fittings and seals. Electromechanical control involves the use of electronic components and systems to control motion and precisely locate or vary speed in automation applications. In addition to motion control products, we also are a leading worldwide producer of fluid purification, fluid flow, process instrumentation, air conditioning, refrigeration, and electromagnetic shielding and thermal management products and we design and manufacture custom-engineered buildings. Also, through Wynn Oil Company and its subsidiaries, we develop, manufacture and market specialty chemical products and automotive service equipment and market vehicle service contracts and product warranty programs.

     Our manufacturing, service, distribution and administrative facilities are located in 38 states, Puerto Rico and worldwide in 44 foreign countries. Our motion control technology is used in products of our two principal business segments, Industrial and Aerospace, and also in our third segment, Other. The products are sold as original and replacement equipment through product and distribution centers worldwide. We market our products through our direct-sales employees, independent distributors, sale representatives and builder/dealers. Our products are supplied to over 425,000 customers in virtually every significant manufacturing, transportation and processing industry.

     Parker was incorporated in Ohio in 1938. Its principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, telephone
(216) 896-3000.

                  DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan" and "forecast." Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. Those factors include:

     . changes in business relationships with and purchases by or from major customers or suppliers, including delays or cancellations in shipments;

     .    ability of suppliers to provide materials as needed;

     . uncertainties surrounding timing, successful completion or integration of acquisitions;

     . competitive market conditions and resulting effects on sales and pricing;

     . increases in raw-material and other production costs that cannot be recovered in product pricing;

     .    threats associated with terrorism;

     .    difficulties in introducing new products and entering new markets; and

     . uncertainties surrounding the global economy and global market conditions, including any federal government policies to stimulate the economy, interest rate levels and the potential devaluation of currencies.

     These and other factors are discussed in our reports filed with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our web site at www.phstock.com. We do not intend for information contained in our web site to be part of this prospectus.

                    INFORMATION WE INCORPORATE BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of the prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update this prospectus.

     We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

     .    Annual Report on Form 10-K for the year ended June 30, 2001;

     . Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001;

     .    Current Report on Form 8-K filed September 26, 2001;

     . the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on September 8, 1967 and all amendments and reports filed for the purpose of updating that description; and

     . the description of our common share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 3, 1997, as amended February 5, 1997.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates.

     You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning or writing us at the following address:

                                   Secretary
                          Parker-Hannifin Corporation
                              6035 Parkland Blvd.
                          Cleveland, Ohio  44124-4141
                       Telephone Number: (216) 896-3000


                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     . reduction or refinancing of outstanding indebtedness or other corporate obligations;

     .    acquisitions;

     .    capital expenditures; and

     .    working capital.

     Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

For the Six Months Ended December 31, 2001               For the Fiscal Years Ended June 30,
------------------------------------------               -----------------------------------
                                                  2001         2000        1999        1998        1997
                                                  ----         ----        ----        ----        ----
                   3.97x                          6.19x        9.58x       7.14x       8.57x       8.34x

     The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

     . earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest); and

     . fixed charges consist of (i) interest on indebtedness, whether expensed or capitalized, and (ii) that portion of rental expense Parker believes is representative of interest.

     We did not have any serial preferred stock outstanding during the periods presented above. There were no serial preferred stock dividends paid or accrued during the periods presented above.


                        DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

     Our unsecured senior debt securities will be issued under an indenture, dated May 3, 1996, between us and National City Bank, as trustee, or another indenture to be entered into by us and National City Bank or another trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and National City Bank or another trustee.

     A copy of the May 3, 1996 senior debt indenture has been previously filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and is incorporated by reference into this prospectus. Another form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the subordinated debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

     The indentures will not limit the amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more
series.   The debt securities will be unsecured obligations of Parker.  We currently conduct a portion of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

     Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, no payment on a bearer security will be made by mail to an address in the United States or by wire transfer to an account in the United States. Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

     The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

     .    the title of the debt securities;

     . whether they are senior debt securities or subordinated debt securities;

     . the total amount of the debt securities authorized and the amount outstanding, if any;

     . any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

     . the identity of the person to whom we will pay interest if it is anybody other than the person in whose name the security is registered;

     .    when the principal of the debt securities will mature;

     . the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

     . when interest will be payable, as well as the record dates for determining to whom we will pay interest;

     . where the principal of, premium, if any, and interest on the debt securities will be paid;

     . any obligation of ours to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

     . when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

     . the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

     . the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than the entire principal amount;

     . the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

     . any index or formula we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

     . whether the debt securities will be issued in electronic, global or certificated form;

     . if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

     . the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

     . any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity;

     . any additions or changes to the covenants relating to permitted consolidations, mergers or sales of assets or otherwise;

     . the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

     . whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

     .    the terms of any repurchase or remarketing rights of third parties;
          and

     . any other terms of the debt securities not inconsistent with the terms of the applicable indenture.

     Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

     We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

     Debt securities of a series may be subordinated to senior indebtedness to the extent set forth in the prospectus supplement relating to the subordinated debt securities. The definition of "senior indebtedness" will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

     Subordinated debt securities of a particular series and any coupons relating to those debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated debt indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series.

     Upon any payment or distribution of our assets to creditors or upon a total or partial liquidation or dissolution of Parker or in a bankruptcy, receivership, or similar proceeding relating to Parker or our property, holders of senior indebtedness will be entitled to receive payment in full in cash before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness, except that holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities, all as described in the applicable prospectus supplement.

     Unless otherwise provided in an applicable prospectus supplement, we may not make any payments of principal, premium, if any, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of the subordinated debt securities, or repurchase, redeem, or otherwise retire, except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by our delivery of subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, any subordinated debt securities if:

     . any principal, premium, if any, or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity); or

     . any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the senior indebtedness has been paid in full in cash, or we and the trustee receive written notice approving the payment from the representatives of each issue of specified senior indebtedness as described in the applicable prospectus supplement.

     Unless otherwise provided in an applicable prospectus supplement, during the continuance of any default (other than a default described in the preceding paragraph) with respect to any senior indebtedness pursuant to which the maturity of that senior indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for such periods after notice of the default from the representative of specified senior indebtedness as shall be specified in the applicable prospectus supplement.

     By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or serial preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

     Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

     . failure to pay interest on our debt securities of that series (or any payment with respect to the related coupons, if any) and continuation of the default for thirty days past the applicable due date;

     . failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon redemption, declaration of acceleration, required repurchase or otherwise);

     . failure to make any sinking fund payment on our debt securities of that series when due;

     . failure to perform any other covenant or agreement in the indenture, other than a covenant included in the indenture solely for appropriate benefit of a different series of our debt securities, which failure continues for 60 days after the trustee or holders of 10% of the outstanding principal amount of the debt securities of that series have given written notice of the failure in the manner provided in the indenture;

     . acceleration of more than $10,000,000 of our or our restricted subsidiaries' other indebtedness under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within 10 days after the trustee or holders of 10% of the outstanding principal amount of the debt securities of that series have given written notice of the default in the manner provided in the indenture;

     . specified events relating to our bankruptcy, insolvency or reorganization; and

     . any other event of default provided with respect to debt securities of that series.

     An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

     If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. After the declaration of acceleration of the maturity of the debt securities of any series, but before the trustee obtains a judgment or decree for payment of the money due, the holders of at least a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, rescind and annul the declaration of acceleration if we take specific evincing steps to cure the breach, as specified in the applicable indenture. In addition, the holders of at least a majority in aggregate principal amount of the debt securities of a series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default with respect to the series and its consequences, except defaults in the payment of principal, premium, if any, or interest on the security or in respect of a covenant that cannot be modified or amended without the consent of the holder of each outstanding security of the affected series. Such a waiver causes the event of default to cease to exist and be deemed to have been cured.

     We are required to file annually with the trustee an officer's certificate as to the absence of defaults under the terms of the indenture. The indenture provides that if a default occurs with respect to debt securities of any series, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939.
However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least thirty days after the occurrence of the default.

     Each indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless these holders shall have offered to the trustee reasonable security or indemnity. Subject to these provisions for indemnification of the trustee, the holders of a majority of the amount of the outstanding debt securities of any series will have the right to direct the time, manner and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of that series.

Satisfaction and Discharge of the Indentures

     An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

     . we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

     . all debt securities and coupons of that series not previously delivered to the trustee for cancellation:

          __   have become due and payable;

          __ will become due and payable at their stated maturity within one year; or

          __ are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities and coupons.

For the trustee to execute proper instruments acknowledging the satisfaction and discharge of an indenture in either case described above, we must also pay or cause to be paid all other sums payable under the applicable indenture by us, and deliver to the trustee an officer's certificate and an opinion of counsel stating that all indenture conditions have been met.

Legal Defeasance And Covenant Defeasance

     Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

     . legal defeasance--which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

     . covenant defeasance--which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

     If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

     Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

     .    we irrevocably deposit with the trustee, in trust:

          __   an amount in funds;

          __ U.S. government obligations which, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one day before the due date of any payment, an amount in funds; or

          __   any combination of funds or U.S. government obligations;

          sufficient to pay upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

     . we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the combination of funds or U.S. government obligations will provide cash at times and in amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

     . 90 days pass after the deposit described above is made and, during the 90-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

     . no event of default has occurred and is continuing on the date of the deposit described above after giving effect to the deposit;

     . we deliver to the trustee an officer's certificate to the effect that no debt security will be delisted as a result of the deposit described above;

     . the deposit will not cause the trustee to have a conflict of interest under the Trust Indenture Act;

     . the legal defeasance or covenant defeasance will not result in a breach of or defAult under any other agreement to which we are party or to which we are bound;

     . the legal defeasance or covenant defeasance will not result in the trust arising from the deposit described above constituting an investment company under the Investment Company Act of 1940 unless registered under the Investment Company Act or exempt;

     . we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

     . we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

     We may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least 66 2/3% in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

     . to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver;

     . to reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

     . to reduce the principal of or change the stated maturity of principal of, or any installment of principal of, or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

     . to reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

     . to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders;

     . change the place or currency of payment of principal, or any premium or interest on, any debt security;

     . to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption); or

     . to modify any of the above provisions of an indenture, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or to provide that certain other provisions of an indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

     In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

     . to evidence that another person has become our successor under the provisions of the indenture and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

     . to surrender any of our rights or powers under the indenture, to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

     . to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

     . to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or of principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of debt securities or any coupons of any series in any material respect;

     . to permit the issuance of debt securities of any series in uncertificated form;

     .    to secure the debt securities, subject to specified restrictions;

     . to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities subject to certain limitations;

     . to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee; and

     . to establish the form or terms of debt securities and coupons of any series.

Certain Covenants

     Except as may be provided otherwise in the applicable prospectus supplement, we will be bound by certain restrictions in connection with the issuance of debt securities. Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "--Restrictions on Secured Debt," "--Restrictions on Sales and Leasebacks," and "--Consolidation, Merger and Sale of Assets," the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the events of default or covenants of ours contained in an indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Certain Definitions

     Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

     "Attributable Debt" means the total net amount of rent required to be paid during the remaining primary term of certain leases, discounted from the due date at a rate per annum equal to the weighted average yield to maturity of the debt securities calculated in accordance with generally accepted financial practices.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting
(i) all liabilities other than deferred income taxes, Funded Debt and shareholders' equity, and (ii) all goodwill and other intangibles of ours and our consolidated Subsidiaries computed in accordance with generally accepted accounting principles.

     "Debt" means loans and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

     "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and
(ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).

     "Principal Property" means any manufacturing or processing plant or warehouse owned by us or any Restricted Subsidiary which is located within the United States and the gross book value of which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made, exceeds 1% of Consolidated Net Tangible Assets, with certain exceptions due to materiality to our business or to the use or operation of this property as determined by our board of directors.

     "Restricted Subsidiary" means a Subsidiary of ours where substantially all the property is located, or substantially all of the business is carried on, within the United States and which owns a Principal Property.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us and/or one or more of our Subsidiaries.

Restrictions on Secured Debt

     Unless otherwise provided in the applicable prospectus supplement, we will not, and we will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on, any Principal Property or any shares of capital stock of, or Debt of, any Restricted Subsidiary (such pledges, mortgages and other liens being hereinafter called "Mortgage" or "Mortgages"), without providing that the debt securities are secured equally and ratably with (or, at our option, prior to) this secured Debt.

     Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply if, after giving effect to the secured Debt, the aggregate amount of all this Debt so secured together with all Attributable Debt of our and our Restricted Subsidiaries in respect of sale and leaseback transactions (other than sale and leaseback transactions described in "-- Restrictions on Sales and Leasebacks") involving Principal Properties, would not exceed 10% of our Consolidated Net Tangible Assets.

     Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

     . Mortgages on property, stock or Debt of any corporation, partnership, association or other entity existing at the time that corporation, partnership, association or other entity becomes a Restricted Subsidiary or obligor under the Indenture;

     .    Mortgages in favor of Parker or a Restricted Subsidiary;

     . Mortgages in favor of a governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

     . Mortgages on property, stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price, construction cost or development cost created or assumed within 180 days after the acquisition or completion of construction or development of this property, stock or Debt;

     . Debt secured by Mortgages securing industrial revenue or pollution control bonds; and

     . any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any of the foregoing, except that this extension, renewal or refinancing Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on the property).

Restrictions on Sales and Leasebacks

     Unless otherwise provided in the applicable prospectus supplement, neither we nor any of our Restricted Subsidiaries may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of us and our Restricted Subsidiaries with respect to this transaction plus all secured Debt would not exceed 10% of Consolidated Net Tangible Assets.

     Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing Attributable Debt for purposes of this restriction, any sale and leaseback transaction if:

     . the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction;

     . the lease secures or relates to industrial revenue or pollution control bonds; or

     . we or our Restricted Subsidiary, within 180 days after the sale is completed, apply (i) to the retirement of the debt securities, other Funded Debt of Parker ranking on parity with or senior to the debt securities, or Funded Debt of a Restricted Subsidiary, or (ii) to the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased, an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property leased, or (B) the fair market value of the Principal Property leased.

     In lieu of applying proceeds to the retirement of Funded Debt, the Company may surrender debentures or notes, including the debt securities to the trustee for retirement and cancellation, or we or any Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after this sale.

     This restriction will not apply to any sale and leaseback transaction between Parker and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of three years or less.

Consolidation, Merger and Sale of Assets

     Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless:

     . the surviving or acquiring entity is a United States corporation, partnership or trust and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture;

     . immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

     . we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that the consolidation, merger, lease or sale complies with the indenture.

     The indenture further provides that no consolidation or merger of us with or into any other corporation and no conveyance, transfer or lease of our property substantially as an entirety to another person may be made if, as a result thereof, any Principal Property of ours or any of our Restricted Subsidiaries or any shares of capital stock or Debt of a Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the indentures, unless the debt securities are secured equally and ratably with, or prior to, all indebtedness secured thereby.

Conversion or Exchange Rights

     If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

     .    the type of securities into which they may be converted or exchanged;

     .    the conversion price or exchange ratio, or its method of calculation;

     . whether conversion or exchange is mandatory or at the holder's election;

     .    how and when the conversion price or exchange ratio may be adjusted;
          and

     . any other important terms concerning the conversion or exchange rights.

Global Securities

     Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee.

     The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

     Upon the issuance of any global security and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or we, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder's ability to transfer its beneficial interests in global securities.

     While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder's own name, and that holder will not be entitled to receive a certificate representing that holder's ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

     The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under an indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

     Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in "street names," and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

     Generally, a global security may be exchanged for certificated debt securities only in the following instances:

     . the depositary notifies us that it is unwilling or unable to continue as depositary for the relevant global security, or it has ceased to be a registered clearing agency, if required to be registered by law;

     . there shall have occurred and be continuing an event of default with respect to the global security; or

     . another event, described in the relevant prospectus supplement, has occurred.

     The following is based on information furnished to us:

     Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company ("DTC") will act as depositary for securities issued in the form of global securities. Global securities will be issued only as fully registered securities registered in the name of Cede & Co., which is DTC's nominee. One or more fully-registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for these securities is discontinued.

     DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts these securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping accounts of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Any redemption notices need to be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC's practice is to determine by lot the amount to be redeemed from each participant.

     Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, DTC will not itself consent or vote with respect to these securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts these securities are credited on the record date, identified in a listing attached to the omnibus proxy.

     Payments in respect of securities issued in the form of global securities will be made by the issuer of these securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on this payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of these payments to direct participants is the responsibility of DTC, and disbursements of these payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of these securities. If a successor depositary is not obtained, individual security certificates representing these securities are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

     Debt securities may be issued as registered securities, which will be registered as to principal and interest in the register maintained by the registrar for those debt securities, or bearer securities, which will be transferable only by delivery. If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

Our Senior Debt Trustee

     The current trustee for our senior debt securities is National City Bank, which performs services for us in the ordinary course of business. National City Bank acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of its business. National City Bank is a participating lender under our current credit facility. Duane E. Collins, chairman of the board of directors of Parker, and John G. Breen, a director of Parker, are also directors of National City Bank. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Governing Law

     The indentures and the debt securities will be governed by the laws of the State of New York.

                         DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 603,000,000 shares of stock, including:

     . 600,000,000,000 common shares, $0.50 par value per share, of which 117,159,213 shares were issued and outstanding as of December 31, 2001; and

     . 3,000,000 shares of serial preferred stock, $0.50 par value per share, of which no shares are currently issued or outstanding.

Common Shares

     This section describes the general terms of our common shares. For more detailed information, you should refer to our amended articles of incorporation and amended code of regulations, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

     Holders of our common shares are entitled to one vote per share with respect to each matter submitted to a vote of our shareholders, subject to voting rights of shares of our serial preferred stock, if any. Except as provided in connection with our serial preferred stock or as otherwise may be required by law or our amended articles of incorporation, our common shares are the only capital stock entitled to vote in the election of directors.

     Shareholders of Parker have cumulative voting rights in the election of directors if any shareholder gives notice in writing to the president or a vice president or the secretary of Parker not less than 48 hours before the time fixed for holding the meeting that cumulative voting at this election is desired and an announcement of the giving of this notice is made upon the convening of the meeting by the chairman or the secretary or by or on behalf of the shareholder giving the notice. In this event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

     Subject to the rights of holders of our serial preferred stock, if any, holders of our common shares are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, holders of our common shares will be entitled to receive any assets available for distribution to our shareholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of serial preferred stock are entitled by the express terms of that series of serial preferred stock.

     Our outstanding common shares are fully paid and nonassessable. Our common shares do not have any preemptive, subscription or conversion rights. We may issue additional authorized common shares as it is authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements. In addition, attached to each of our common shares is one common share purchase right. See "--Rights Agreement" below for a summary discussion of these rights.

Serial Preferred Stock

     This section describes the general terms and provisions of our serial preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of serial preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of serial preferred stock. We will file a copy of the amendment to our articles of incorporation that contains the terms of each new series of serial preferred stock with the SEC each time we issue a new series of serial preferred stock. This amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable amended articles of incorporation before deciding to buy shares of our serial preferred stock as described in the applicable prospectus supplement.

     Our board of directors has been authorized to provide for the issuance of shares of our serial preferred stock in multiple series without the approval of shareholders. With respect to each series of our serial preferred stock, our board of directors has the authority, consistent with our amended articles of incorporation, to fix the following terms:

     . the designation of the series distinguished by number, letter or title;

     . the number of shares within the series, which the board of directors may increase or decrease;

     .    the dividend rate of the series;

     . the dates of payment of dividends, and the dates from which dividends are cumulative;

     . the liquidation price for each share you own if we dissolve or liquidate;

     . whether the shares are redeemable, the redemption price and the terms of redemption;

     . the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

     . whether the shares are convertible, the price or rate of conversion, and the applicable terms and conditions; and

     . any restrictions on issuance of shares in the same series or any other series.

     Dividends in respect of the serial preferred stock will be cumulative and payable quarterly in cash. Holders of serial preferred stock are entitled to one vote for each share of serial preferred stock on all matters presented to shareholders and vote, in general, together with common shares as one class. In the event of a default in the payment of dividends (whether or not declared) in an aggregate amount equivalent to six quarterly dividends (whether or not consecutive), the holders of serial preferred stock, voting as a separate class, have the right to elect two additional directors on Parker's board of directors. In addition, the holders of serial preferred stock have supermajority voting rights in regard to changes to our amended articles of incorporation or amended code of regulations adversely affecting the voting powers, rights or preferences of this serial preferred stock.

     Your rights with respect to your shares of the serial preferred stock will be subordinate to the rights of our general creditors. Shares of our serial preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

     The description of our board of director's powers with respect to serial preferred stock and your rights as a serial preferred stock shareholder in this section does not describe every aspect of these powers and rights. A copy of our amended articles of incorporation has been incorporated by reference in the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy.

Rights Agreement

     Attached to each of our common shares is one common share purchase right. Each right entitles the registered holder to purchase from us one common share, par value $.50, at a price of $150.00 per common share, subject to adjustment. The rights expire on February 17, 2007, unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us.

     The rights are represented by the certificates for our common shares, are not exercisable, and are not separately transferable from the common shares, until the earlier of:

     . ten business days or any earlier or later date (this date, the "flip-in date") (not to exceed 30 days) determined by the board of directors, after our public announcement that a person or group, called an "acquiring person," has become the beneficial owner of 15% or more of our outstanding common shares; or

     . ten business days, or a later date determined by the board of directors, after the commencement of a tender or exchange offer that would result in a person or group becoming an acquiring person.

     Generally, in the event that a person or group becomes an acquiring person, each right, other than the rights owned by the acquiring person, will entitle the holder to receive, upon exercise of the right, common shares having a value equal to two times the exercise price of the right. In the event that we are acquired in a merger, consolidation or other business combination transaction or more than 50% of our assets, cash flow or earning power is sold or transferred, each right, other than the rights owned by an acquiring person, will entitle the holder to receive, upon the exercise of the right, common shares of the surviving corporation having a value equal to two times the exercise price of the right.

     At any time after the flip-in date, the board of directors may exchange the rights, other than rights owned by the acquiring person, which would have become void, in whole or in part, at an exchange ratio of one common share per right, subject to adjustment.

     The rights are redeemable in whole, but not in part, at $0.01 per right until a flip-in date occurs. The ability to exercise the rights terminates at the time that the board of directors elects to redeem or exchange the rights. At no time will the rights have any voting rights.

     The number of outstanding rights, the exercise price payable, and the number of common shares issuable upon exercise of the rights are subject to customary adjustments from time to time to prevent dilution.

     The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire beneficial ownership of more than 15% of our outstanding shares on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination that our board of directors approves.

     The description of the rights contained in this section does not describe every aspect of the rights. The rights agreement dated January 31, 1997, as it may be amended from time to time, between us and the rights agent, contains the full legal text of the matters described in this section. A copy of the rights agreement has been incorporated by reference in the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy.

Limitation on Directors' Liability

     Under Section 1701.59(D) of the Ohio Revised Code, unless the articles or the regulations of a corporation state by specific reference that this provision of Ohio law does not apply, a director is liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that this act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

     . the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation's shares, contrary to the law or our articles; the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

     . the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation.

     Section 1701.59(D) applies to our board of directors because our articles and regulations do not specifically exclude its applicability. This may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors based on their actions or omissions, even though such a lawsuit, if successful, might otherwise have benefited us and our shareholders.

Ohio Antitakeover Law

     Several provisions of Ohio Revised Code may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions include Section 1701.831 (Control Share Acquisitions) and Chapter 1704 (Business Combinations).

     These statutory provisions are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, our interests and the interests of our shareholders would be served best if any change in control results from negotiations with our board of directors based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction, among other factors.

     These statutory provisions could have the effect of discouraging a prospective acquirer from making a tender offer for our shares or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common shares, thus depriving shareholders of any advantages which large accumulations of stock might provide. Finally, these provisions could limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

     The Ohio Revised Code's Control Share Acquisition and Business Combination provisions are set forth in summary below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all sections of the Ohio Revised Code.

Control Share Acquisitions

     Section 1701.831 of the Ohio Revised Code provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed "control share acquisition."
The Ohio Revised Code defines a "control share acquisition" as any acquisition of an issuer's shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:

     .    one-fifth or more but less than one-third of that voting power;

     .    one-third or more but less than a majority of that voting power; or

     .    a majority or more of that voting power.

     Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the "interested shares." "Interested shares" are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.

Business Combinations

     We are subject to Chapter 1704 of the Ohio Revised Code, which prohibits certain business combinations and transactions between an "issuing public corporation" and an "interested shareholder" for at least three years after the interested shareholder attains 10% ownership of the issuing public corporation, unless the board of directors of the issuing public corporation approves the transaction prior to the interested shareholder attaining such 10% ownership.
An "issuing public corporation" is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An "interested shareholder" is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions and the transfer of shares.

     Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:

     . prior to the interested shareholder's share acquisition date, the board of directors of the issuing public corporation approved the purchase of shares by the interested shareholder;

     . the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

     . the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares.

Special Charter and Regulations Provisions

     Our amended articles of incorporation contain a "fair price" provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 20% of the aggregate voting power of our outstanding capital stock, referred to as an "interested party." The provision requires the affirmative vote of the holders of at least 80% of our voting stock to approve certain business combination transactions between the interested party and us or our subsidiaries, including:

     .    any merger or consolidation;

     . any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or the assets of a subsidiary having a fair market value of at least $20,000,000;

     . the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of the interested party;

     . the issuance or transfer by us or a subsidiary to an interested party of any of our securities or the securities of a subsidiary having a fair market value of $20,000,000 or more; or

     . any recapitalization, reclassification, merger or consolidation involving us that would have the effect of increasing the interested party's voting power in us or a subsidiary.

     The 80% voting requirement will not apply if:

     . the business combination is approved by our continuing directors (as defined in the amended articles of incorporation); or

     . the business combination is a merger or consolidation and the consideration to be received by the holders of each class of capital stock is the highest of:

          __ the highest per share price paid by the interested party for the capital stock during the prior two years; or

          __ the highest sales price reported on a national securities exchange during the prior two years; or

          __ in the case of serial preferred stock, the amount of the liquidation preference plus annual compound interest from the date the interested party became an interested party less the aggregate amount of any cash dividends paid during the interest period.

This provision could have the effect of delaying or preventing a change in control in a transaction or series of transactions not satisfying the "fair price" criteria.

     The "fair price" provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock, unless two-thirds of the continuing directors recommends such a change.

     The foregoing provisions of the amended articles of incorporation and the code of regulations, together with the rights agreement and the provisions of the Ohio antitakeover laws (Section 1701.831 and Chapter 1704 of the Ohio Revised Code) could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common shares in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from this change in control or offer.

Transfer Agent and Registrar

     National City Bank serves as the registrar and transfer agent for the common shares.

Stock Exchange Listing

     Our common shares are listed on the New York Stock Exchange. The trading symbol for our common shares on this exchange is "PH."

                       DESCRIPTION OF DEPOSITARY SHARES

General

     We may offer fractional shares of serial preferred stock, rather than full shares of serial preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of serial preferred stock. The prospectus supplement will indicate that fraction. The shares of serial preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the serial preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of serial preferred stock in accordance with the terms of the offering.

     We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

     If we pay a cash distribution or dividend on a series of serial preferred stock represented by depositary shares, the Bank Depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares.
However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

     If we redeem a series of serial preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the serial preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Serial Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the serial preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to this serial preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the serial preferred stock) may instruct the Bank Depositary as to how to vote the serial preferred stock represented by this holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the serial preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the serial preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this serial preferred stock.

Amendment and Termination of the Depositary Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if:

     .    all outstanding depositary shares have been redeemed; or

     . there has been a final distribution in respect of the serial preferred stock in connection with any liquidation, dissolution or winding up of Parker and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the serial preferred stock and any redemption of the serial preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of serial preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Serial Preferred Stock

     Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of serial preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of serial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of serial preferred stock to be withdrawn, the Bank Depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of serial preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

     The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of serial preferred stock.

     Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or serial preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting serial preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

     The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and the successor's acceptance of this appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

                            DESCRIPTION OF WARRANTS

General Description of Warrants

     We may issue warrants for the purchase of debt securities, serial preferred stock or common shares. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

     The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

     .    the title of the warrants;

     .    the offering price for the warrants, if any;

     .    the aggregate number of the warrants;

     . the designation and terms of the debt securities purchasable upon exercise of the warrants;

     . if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

     . if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

     . the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

     . the dates on which the right to exercise the warrants will commence and expire;

     . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     . whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

     .    information relating to book-entry procedures, if any;

     . the currency or currency units in which the offering price, if any, and the exercise price are payable;

     . if applicable, a discussion of material United States federal income tax considerations;

     .    anti-dilution provisions of the warrants, if any;

     .    redemption or call provisions, if any, applicable to the warrants;

     . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     .    any other information we think is important about the warrants.

Stock Warrants

     The prospectus supplement relating to a particular issue of warrants to issue common shares or serial preferred stock will describe the terms of the common share warrants and serial preferred stock warrants, including the following:

     .    the title of the warrants;

     .    the offering price for the warrants, if any;

     .    the aggregate number of the warrants;

     . the designation and terms of the common shares or serial preferred stock that may be purchased upon exercise of the warrants;

     . if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     . if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

     . the number of common shares or serial preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

     . the dates on which the right to exercise the warrants commence and expire;

     . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     . the currency or currency units in which the offering price, if any, and the exercise price are payable;

     . if applicable, a discussion of material United States federal income tax considerations;

     .    anti-dilution provisions of the warrants, if any;

     .    redemption or call provisions, if any, applicable to the warrants;

     . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

     .    any other information we think is important about the warrants.

Exercise of Warrants

     Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or common shares or shares of serial preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

     Until a holder exercises the warrants to purchase our debt securities, serial preferred stock or common shares, the holder will not have any rights as a holder of our debt securities, serial preferred stock or common shares, as the case may be, by virtue of ownership of warrants.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including United States treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States:

     .    through underwriters or dealers;

     . directly to purchasers, including our affiliates and shareholders, in a rights offering;

     .    through agents; or

     .    through a combination of any of these methods.

     The prospectus supplement will include the following information:

     .    the terms of the offering;

     .    the names of any underwriters or agents;

     .    the name or names of any managing underwriter or underwriters;

     .    the purchase price or initial public offering price of the securities;

     .    the net proceeds from the sale of the securities;

     .    any delayed delivery arrangements;

     . any underwriting discounts, commissions and other items constituting underwriters' compensation;

     .    any discounts or concessions allowed or reallowed or paid to dealers;
          and

     .    any commissions paid to agents.

Sale through Underwriters or Dealers

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

     If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

     We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Except as set forth in the applicable prospectus supplement, Jones, Day, Reavis & Pogue, Cleveland, Ohio, will pass upon the validity of our debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by Parker.

Registration Fee.............................................................       $      --
Accountant's fees and expenses...............................................          20,000
Trustee's fees and expenses..................................................          10,000
Printing expenses............................................................          30,000
Legal fees and expenses......................................................          50,000
Miscellaneous................................................................          25,000
                                                                                    ---------
     Total...................................................................       $ 135,000
                                                                                    =========

         All of the above items, except for the registration fee, are estimates.

Item 15.  Indemnification of Directors and Officers.

          Section VII of our regulations provides that we will indemnify, to the full extent permitted or authorized by the Ohio Revised Code, as it may from time to time be amended and including Section 1701.13(E), any person made party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of our board of directors or an officer, employee or agent of ours, or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by our regulations is not exclusive of any other rights to which any person seeking indemnification may be entitled under our articles or our regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise. This extends to both his or her official actions and his or her actions in another capacity while holding a position with us. Further, coverage shall continue as to a person who has ceased to be our director, trustee, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators.

          Section 1701.13(E) of the Ohio Revised Code provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                  (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                  (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division
       (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                  (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
       (E)(1) or (2) of this section;

                  (b) If the quorum described in division (E)(4)(a) of this
       section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                  (c) By the shareholders;

                  (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
       (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

       (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

              (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

              (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

       (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

       (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

       (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

       (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

        Parker carries directors' and officers' liability insurance that covers certain liabilities and expenses of our directors and officers.

Item 16.  Exhibits.

        The following documents are exhibits to the Registration Statement.


Exhibit
Number                                  Description
-------                                 -----------
1**              Form of Underwriting Agreement.

3(a) Amended Articles of Incorporation of the registrant - incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of the registrant for the quarterly period ended September 30, 1997.

3(b) Code of Regulations of the registrant, as amended - incorporated herein by reference to Exhibit 3(b) to the Annual Report on Form 10-K of the registrant for the fiscal year ended June 30, 2001.

4(a) Rights Agreement, dated January 31, 1997, between the registrant and KeyBank National Association, as amended by the First Addendum to Shareholder Protection Rights Agreement, dated April 21, 1997, between the registrant and Wachovia Bank of North Carolina N.A., as successor to KeyBank, and the Second Addendum to Shareholder Protection Rights Agreement, dated June 15, 1999, between the registrant and National City Bank, as successor to Wachovia - incorporated herein by reference to
                 Exhibit 10(c) to the Annual Report on Form 10-K of the registrant for the fiscal year ended June 30, 2000.

4(b) Indenture, dated May 3, 1996, between the registrant and National City Bank, as Trustee - incorporated by reference to
                 Exhibit 4.1 to the Registration Statement on Form S-3 of the registrant (File No. 333-47955).

4(c)*            Form of Senior Debt Indenture.

4(i)**           Form of Senior Debt Securities.

4(j)*            Form of Subordinated Debt Indenture.

4(k)**           Form of Subordinated Debt Securities.

4(l)**           Form of Warrant Agreement.

4(m)**           Form of Warrant Certificate.

4(n)**           Form of Depositary Agreement.

4(o)**           Form of Depositary Receipt.

4(p)**           Form of Stock Purchase Contract.

4(q)**           Form of Stock Purchase Unit.

5*               Opinion of Jones, Day, Reavis & Pogue.

12*              Calculation of Ratio of Earnings to Fixed Charges.

23(a)*           Consent of PricewaterhouseCoopers LLP, independent auditors.

23(b)* Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5 to this Registration Statement).

24* Powers of Attorney (included on signature page to this Registration Statement).

25(a) Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of National City Bank- incorporated herein by reference to
                 Exhibit 25.1 to the Registration Statement on Form S-3 of registrant (File No. 333-47955).

25(b)*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

25(c)*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

______________________

*   Filed herewith

** To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     7. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     8. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on the 14th day of February 2002.

                           PARKER-HANNIFIN CORPORATION


                           By: /s/ Thomas A. Piraino, Jr.
                               ----------------------------------------------
                               Thomas A. Piraino, Jr.
                               Vice President, General Counsel and Secretary


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation, hereby constitutes and appoints Donald E. Washkewicz, Michael J. Hiemstra, Thomas A. Piraino, Jr., Timothy K. Pistell and Thomas C. Daniels, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         Executed as of this 12th day of February 2002.

*   /s/ Donald E. Washkewicz                                  *  /s/ Dennis W. Sullivan
--------------------------------------------                  -------------------------
Donald E. Washkewicz                                          Dennis W. Sullivan
Director, President and Chief Executive Officer               Director
(Principal Executive Officer)

*   /s/ Michael J. Hiemstra
-----------------------------------------------------         ------------------------
Michael J. Hiemstra                                           Duane E. Collins
Executive Vice President - Finance and Administration and     Chairman of the Board
Chief Financial Officer
(Principal Financial Officer )

*   /s/ Dana A. Dennis                                        *   /s/ Paul C. Ely, Jr.
--------------------------------------------                  -----------------------
Dana A. Dennis                                                Paul C. Ely, Jr.
Controller                                                    Director
(Principal Accounting Officer)

*   /s/ John G. Breen                                         *   /s/  Peter W. Likins
--------------------------------------------                  ------------------------
John G. Breen                                                 Peter W. Likins
Director                                                      Director

*   /s/ William E. Kassling
-----------------------------------------------------         ---------------------------
William E. Kassling                                           Klaus-Peter Muller
Director                                                      Director

*   /s/ Guilio Mazzalupi                                      *   /s/ Allan L. Rayfield
--------------------------------------------                  -------------------------
Guilio Mazzalupi                                              Allan L. Rayfield
Director                                                      Director

*   /s/ Hector R. Ortino                                      *   /s/ Debra L. Starnes
--------------------------------------------                  ------------------------
Hector R. Ortino                                              Debra L. Starnes
Director                                                      Director

*   /s/ Wolfgang R. Schmitt                                   *   /s/ Candy M. Obourn
--------------------------------------------                  -----------------------
Wolfgang R. Schmitt                                           Candy M. Obourn
Director                                                      Director


* The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.


/s/ Thomas A. Piraino, Jr.                                February 14, 2002
------------------------------------
Thomas A. Piraino, Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number                                  Description
-------                                 -----------
1**              Form of Underwriting Agreement.

3(a) Amended Articles of Incorporation of the registrant - incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of the registrant for the quarterly period ended September 30, 1997.

3(b) Code of Regulations of the registrant, as amended - incorporated herein by reference to Exhibit 3(b) to the Annual Report on Form 10-K of the registrant for the fiscal year ended June 30, 2001.

4(a) Rights Agreement, dated January 31, 1997, between the registrant and KeyBank National Association, as amended by the First Addendum to Shareholder Protection Rights Agreement, dated April 21, 1997, between the registrant and Wachovia Bank of North Carolina N.A., as successor to KeyBank, and the Second Addendum to Shareholder Protection Rights Agreement, dated June 15, 1999, between the registrant and National City Bank, as successor to Wachovia - incorporated herein by reference to
                 Exhibit 10(c) to the Annual Report on Form 10-K of the registrant for the fiscal year ended June 30, 2000.

4(b) Indenture, dated May 3, 1996, between the registrant and National City Bank, as Trustee - incorporated by reference to
                 Exhibit 4.1 to the Registration Statement on Form S-3 of the registrant (File No. 333-47955).

4(c)*            Form of Senior Debt Indenture.

4(i)**           Form of Senior Debt Securities.

4(j)*            Form of Subordinated Debt Indenture.

4(k)**           Form of Subordinated Debt Securities.

4(l)**           Form of Warrant Agreement.

4(m)**           Form of Warrant Certificate.

4(n)**           Form of Depositary Agreement.

4(o)**           Form of Depositary Receipt.

4(p)**           Form of Stock Purchase Contract.

4(q)**           Form of Stock Purchase Unit.

5*               Opinion of Jones, Day, Reavis & Pogue.

12*              Calculation of Ratio of Earnings to Fixed Charges.

23(a)*           Consent of PricewaterhouseCoopers LLP, independent auditors.

23(b)* Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5 to this Registration Statement).

24* Powers of Attorney (included on signature page to this Registration Statement).

25(a) Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of National City Bank- incorporated herein by reference to
                 Exhibit 25.1 to the Registration Statement on Form S-3 of Registrant (File No. 333-47955).

25(b)*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.

25(c)*** Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.

__________________

*   Filed herewith

** To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.